UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       October 28, 2010

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 28, 2010, the Board of Directors of Mueller Industries, Inc. (the “Company”) increased the number of directors constituting the Company’s Board of Directors from seven to eight directors and appointed Gregory L. Christopher, the Company’s Chief Executive Officer, as a director, effective October 28, 2010.

Item 8.01  Other Events

On October 29, 2010 the Registrant issued a press release announcing that its Board of Directors has declared a regular quarterly dividend of 10 cents per share on its common stock.  The dividend will be payable December 15, 2010, to shareholders of record on December 1, 2010.  A copy of the press release announcing the payment and record dates is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1           Press release, dated October 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/S/Richard W. Corman
Name:	Richard W. Corman
Title:	Vice President – Controller

Date:  October 29, 2010

    Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 29, 2010.